UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2009

Microtune, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-31029-40	75-2883117
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2201 10th Street, Plano, Texas		75074
(Address of principal executive offices)		(Zip Code)

(972) 673-1600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Third Amendment to Ionics Manufacturing Agreement

On September 21, 2009, a subsidiary of Microtune, Inc., Microtune (Texas), L.P., a Texas limited partnership (“Microtune L.P.”) and Ionics EMS, Inc., a Philippine corporation (“Ionics”), entered into the Third Amendment (the “Amendment”) to that certain Manufacturing Agreement dated as of May 24, 2005, whereby Ionics manufactures certain radio frequency subsystem products for Microtune L.P. on a purchase order basis. The Amendment is deemed effective as of January 1, 2009. The Amendment provides, among other things, for certain responsibilities and obligations of each party during fiscal year 2009 in connection with Ionics’ maintenance and calibration of the equipment consigned to Ionics by Microtune L.P. In addition, the Amendment permits the determination of manufacturing pricing outside of the pre-determined price schedule, by the mutual agreement of the parties through price quotations and purchase orders. Finally, the Amendment provides for manufacturing price adjustments due to currency exchange rate fluctuations, payment terms, and NRE charges to be paid by Microtune L.P.

The foregoing description of the Amendment is qualified in its entirety by reference to the text of the Amendment, filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Third Amendment to Manufacturing Agreement between Microtune (Texas), L.P. and Ionics EMS, Inc. dated September 21, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROTUNE, INC.

Date: September 22, 2009	By:	/s/ Jeffrey A. Kupp
Jeffrey A. Kupp Chief Financial Officer

Index to Exhibits

Exhibit Number	Description

10.1	Third Amendment to Manufacturing Agreement between Microtune (Texas), L.P. and Ionics EMS, Inc. dated September 21, 2009.